UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12
H. J. Heinz Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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The following is a list of frequently asked questions that was sent to H. J. Heinz Company’s U.K. employees on February 28, 2013.

HEINZ SIP
EMPLOYEE COMMUNICATION
28 FEBRUARY 2013

1.	What will happen to the Share Incentive Plan as a result of the proposed merger agreement?

As a result of the proposed merger agreement for H.J. Heinz to be acquired by Berkshire Hathaway and 3G Capital, the Global Employee Stock Purchase Plan, and therefore the Share Incentive Sub-Plan (“SIP”), has been terminated.

2.	What impact does the termination of the SIP have on my salary deductions?

Effective as of February 16, 2013, there have been no further salary deductions taken to acquire Partnership Shares under the SIP.  We took salary deductions from your February 2013 salary because it was not possible to stop the payroll in time.  These will be returned to you in March 2013 but will be taxed as employment income in the normal course.

3.	What happens to my Partnership Shares which are held in the SIP Trust?

Your Partnership Shares and any Matching Shares will remain in the SIP Trust until the date of the transaction.  On the date of the transaction all Heinz shareholders will receive $72.50 per share in cash.  The Trustee will accept this cash offer for your shares.  It is expected that the transaction will complete in the third calendar quarter of 2013.  Under current UK tax legislation you will be required to pay PAYE and National Insurance (“NIC”) on the $72.50 that you will receive for your Heinz shares as part of the cash offer by the acquiring companies.  You will then receive the net proceeds of sale from the Trustee.

4.	Can I remove my Partnership and Matching Share from the SIP Trust?

You are permitted to remove your Partnership Shares from the SIP at any time by giving notice to the Trustees.  If you remove your shares prior to the merger then you will be required to pay PAYE and NIC on the market value of your Heinz shares when they are removed from the SIP Trust.  This will be the current value that they are traded at on the open market.  In accordance with the SIP rules, the Trustee will retain the number of shares (rounded up to the nearest single share) required in order to satisfy the PAYE and NIC burden based on the share price at the point of withdrawal.

If you remove your Partnership Shares from the Trust prior to the merger, then as outlined in clause 18 of the Partnership Share Agreement you will lose your Matching Shares.

5.	What happens if I leave Heinz before the merger?

If you cease employment with Heinz before the merger, then you have to remove your Partnership Shares from the SIP Trust.  Please refer to the employee booklet for further advice on the tax position for early removal of the SIP Shares.

Cautionary Statement Regarding Forward-Looking Statements

This communication and H. J. Heinz’s (the “Company”) other public pronouncements contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include the Company’s expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies,

•      the risk that a closing condition to the proposed merger may not be satisfied,

•      the failure to obtain the necessary financing in connection with the proposed merger,

•	the ability of the Company to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger, and

•
other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2012 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between the Company and a subsidiary of Hawk Acquisition Holding Corporation.  In connection with the proposed merger, the Company will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”).  The information contained in the preliminary filing will not be complete and may be changed.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The definitive proxy statement will be mailed to the shareholders of the Company seeking their approval of the proposed merger.  The Company’s shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on August 28, 2012.  These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230, Attention: Corporate Affairs Department.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.